                            CERTIFICATE OF AMENDMENT
                                       TO
                         AMERICAN FINANCIAL CORPORATION

Carl H. Lindner, who is President and James E. Evans, who is Secretary of the above named Ohio corporation for profit with its principal location at 1 East Fourth Street, Cincinnati, Ohio do hereby certify that in a writing signed by all of the Directors pursuant to Section 1701.54 of the Revised Code, the following resolution was adopted pursuant to Section 1701.72(B) of the Revised
Code:

         RESOLVED: That pursuant to Ohio General Corporation Law, Section 1701.72(B), the Company's Consolidated Articles of Incorporation be, and the same are hereby, amended to consolidate and amend the previously Consolidated Articles of Incorporation and all previously adopted amendments to the Consolidated Articles of Incorporation now in force and to supersede and take the place of the existing Consolidated Articles of Incorporation and all amendments thereto.

         (Consolidated Articles of Incorporation attached)

IN WITNESS WHEREOF, the above named officers acting for and on behalf of the corporation, have hereunto subscribed their names this 28th day of October 1981.


                                            By:   /s/ Carl H. Lindner
                                               -------------------------------
                                                Carl H. Lindner, President


                                            By:   /s/ James E. Evans
                                               -------------------------------
                                                James E. Evans, Secretary

                                  CONSOLIDATED
                           ARTICLES OF INCORPORATION
                                       OF
                         AMERICAN FINANCIAL CORPORATION
                      AS AMENDED THROUGH OCTOBER 28, 1981
                      -----------------------------------


                                     FIRST
                                     -----
The name of said corporation shall be AMERICAN FINANCIAL CORPORATION.

                                     SECOND
                                     ------
The place in Ohio where its principal office is to be located is One East Fourth Street, Cincinnati, Ohio.

                                     THIRD
                                     -----
The purpose or purposes for which it is formed are:

(1) To buy, lease acquire, own, hold, exchange, sell, trade, mortgage or encumber, maintain and repair and to do all things necessary, incidental or related to the owning and operating of a real estate business.

(2) To invest in, hold, sell, underwrite, pledge and otherwise deal with stock, shares, bonds, debentures and securities of any corporation, public or private, any sovereign government, state government, governmental agency or municipality; or obligations of any trust, syndicates, partnerships or individuals, to make advances upon, hold in trust, issue on commission, sell or dispose of any of the investments aforesaid.

(3) To manufacture, grow, raise, purchase or otherwise acquire, hold, own, sell, assign, transfer, lease, exchange, invest in, mortgage, pledge, or otherwise encumber or dispose of and generally to deal and trade in, goods, wares, merchandise, crops, livestock, and property of every kind, nature and description.

(4) To conduct a general agency business for the writing, procuring and solicitation of insurance, to contract with insurers and insurance companies, and to act for them as general or special agents or in any other capacity, excepting life insurance in which life insurance business this company shall not in any way be authorized to act; to contract with banks, trust companies and other fiduciaries as to all relations incident to the business herein specified; and in general to day any and all acts and business in any way connected with or incident to the relations herein set forth.

(5) To carry on the business of insurance agents and brokers for and in any and all classes and species of insurance including theft, marine, fire, life, accident, indemnity, guaranty, fidelity, casualty, windstorm, and workmen's compensation insurance, excepting life insurance, and to act as agent, manager, representative and attorney-in-fact for underwriters and insurance companies in the issuance of any such insurance, to carry on a general insurance agency business, to carry on the business of adjusters in all its branches, and to act as agent and representative for any persons, firms, associations and corporations in connection with any matter of salvage, including the adjustment, settlement, payment and collection of salvage claims. Provided, however, nothing in this paragraph shall authorize the company to conduct any activity in the sale of life insurance or to in any way act with respect to the sale of life insurance.

(6) To transact and carry on all or any other business which may be necessary, incidental, related or proper to the exercise of any or all of the aforesaid purposes and powers.

(7) Generally, and without in any manner limiting or restricting any of the independent powers herein above enumerated, to do such acts and things and to exercise any and all powers to the same extent as a natural person might or could lawfully do to the extent allowed by law. In the execution of the foregoing purposes and powers and in the attainment of the objectives of the corporation, it shall have and possess all powers granted to it by the statutes under which it is being organized, including the power --

         (a) To purchase, receive, lease as lessee, take by gift, devise or bequest, or otherwise acquire, and to hold, use, lease as lessor, encumber, sell, transfer and dispose of property, real and personal, tangible, and intangible, within or without the state.

         (b)     To make contracts and incur liabilities.

         (c) To acquire, hold, encumber, transfer, guarantee and dispose of shares, bonds, and other evidences of indebtedness, securities, and contracts of other persons, associations and corporations, domestic or foreign, and to form or acquire the control of other corporations.

         (d)     To conduct business in this state and elsewhere.

         (e) To borrow money, and to issue, sell and pledge its bonds, notes and other evidences of indebtedness, and to secure any of its obligations by mortgage, pledge or deed of trust of all or any of its property.

         (f) To purchase, own and hold, and to sell and transfer (but not to vote) shares of its own capital stock if and when the capital of the corporation is not thereby impaired.

         (g) To take licenses in respect of, use and operate or manufacture under any letters patent of the United States of America or any other country or government, any applications therefor and any and all rights and privileges connected therewith or any unpatented processes therewith or any unpatented processes, formulae or inventions, or any copyrights granted by the United States of America or any other country or government, or any trade-marks, trade names, trade symbols, or other indications of origin and ownership granted by, or recognized under the laws of the United States of America or any other country or government.

                                     FOURTH
                                     ------
I. AUTHORIZED CAPITAL. The Company is authorized to issue shares of Capital Stock designated, described and limited as follows:

         A.      COMMON STOCK WITHOUT PAR VALUE - 32.3 MILLION SHARES AUTHORIZED

         B.      PREFERRED STOCK

                 (1) $1 PAR, VOTING CUMULATIVE PREFERRED STOCK -- 3.5 MILLION SHARES AUTHORIZED, NONE OF WHICH IS SERIALLY DESIGNATED.

                 (2) $1 PAR, NONVOTING CUMULATIVE PREFERRED STOCK -- 10 MILLION SHARES AUTHORIZED, CONSISTING OF THE FOLLOWING DESIGNATED SERIES:

                          SERIES F         - 8,000,000
                          SERIES G         - 2,000,000
                                            ----------
                          TOTAL    10,000,000
                                   ==========

                 (3)      $10.50 PAR, NONVOTING CUMULATIVE PREFERRED STOCK --
                          11.1 MILLION SHARES AUTHORIZED, CONSISTING OF THE FOLLOWING DESIGNATED SERIES:

                          SERIES D         - 8,375,000
                          SERIES E         - 2,725,000
                                             ---------
                          TOTAL    11,100,000
                                   ==========

                 (4)      $1.50 PAR, NONVOTING CUMULATIVE PREFERRED STOCK --
                          7.7 MILLION AUTHORIZED, CONSISTING OF THE FOLLOWING DESIGNATED SERIES:

                          SERIES H         - 7,700,000

II.      General Provisions.
         ------------------
         A. PRE-EMPTIVE RIGHTS. No holder of any shares of the Company, whether Common or Cumulative Preferred, shall have any pre-emptive rights to subscribe for or to purchase any shares of the Company of any class whether such shares or such class be now or hereafter authorized or to purchase or subscribe for securities convertible into or exchangeable for shares of any class or to which shall be attached or appertain any warrants or rights entitling the holder thereof to purchase or subscribe for shares of any class.

         B. DIVIDEND RIGHTS. The holders of the Cumulative Preferred Stock shall be entitled to receive dividends out of any funds of the Company at the time legally available for dividends when and as declared by the Board of Directors at such rate per share per annum as shall be fixed by the Board of Directors for such series as hereinafter provided before any sum shall be set apart or applied to the redemption or purchase of or any dividends shall be declared or paid upon or set apart for the Common Stock. In the event of any liquidation, dissolution or winding up of the Company, the holders of Cumulative Preferred Stock shall be entitled to receive out of the assets of the Company payment of an amount per share as determined by the Board of Directors as a liquidation price as hereinafter provided (including accrued dividends, if any) before any distribution of assets shall be made to the holders of the Common Stock.

         C. VOTING RIGHTS. The voting power of the Company shall reside in the Common Stock except as set forth hereafter with respect to the Cumulative Preferred Stock.

                 Each share of Voting Cumulative Preferred Stock shall have the same voting rights as each share of Common Stock of the Company.

                 The following provisions apply to the accrual and termination of voting rights with respect to Nonvoting Cumulative Preferred Stock.

                 (1) Holders of $1 PAR NONVOTING CUMULATIVE PREFERRED STOCK shall have no voting rights except that if and whenever the Company shall be in arrears on the declaration of payment of dividends on the outstanding $1 Par Nonvoting Cumulative Preferred Stock in an amount equivalent to Six (6) full quarterly dividends thereon, the holders of the $1

                          Par Nonvoting cumulative Preferred Stock, voting separately as a class, shall be entitled to elect two Directors out of the then number of Directors of the Company, such rights shall continue until full cumulative dividends for all past dividend periods and the dividend for the current dividend period on the $1 Par Nonvoting Cumulative Preferred Stock shall have been declared and paid or provided for.

                 (2) Holders of the $10.50 PAR NONVOTING CUMULATIVE PREFERRED STOCK shall have no voting rights except that if and whenever the Company shall be in arrears on the declaration of payment of dividends on said Stock as hereinafter provided, or be in default of its obligation to redeem said Stock in holders of all of the $10.50 Par Shares, voting separately as a class, shall be entitled to elect, at any one time, the highest number of Directors of the Company that results from applying the two following formulae:

                                  During any time in which the following number of semi-annual installments of dividends whether or not consecutive have not been paid in whole or in part when due, and as long as the same remain unpaid in whole or in part, or in which the following number of redemption payments, whether or not consecutive, have not been made when due, and as long as they are not made in whole or in part:

                                  Number of                 Number of                Authorized
                                  Semi-Annual               Annual                   Number of
                                  Dividend                  Redemption               AFC
                                  Installments              Payments                 Directors
                                  ------------              ----------               -----------
                                       2               1                             Smallest number
                                                                                     constituting at
                                                                                     least 25%

                                       4               2                             Smallest number
                                                                                     constituting at
                                                                                     least 40%

                                       6               3                             Smallest Number
                                                                                     constituting a majority



                 (3) In the event voting rights accrue to the holders of Nonvoting cumulative Preferred Stock as described in
                          (1) and/or (2) above, then holders of the Voting

                          Stock of the Company, voting separately as a class, shall be entitled to elect the remainder of the Board of Directors.

III.     Preferred Stock Series Designations.
         -----------------------------------
         The Board of Directors shall have the right to adopt amendments to the Articles with respect to any unissued or treasury shares of Cumulative Preferred Stock and thereby to fix or change: the division of such shares into series and the designation and authorized number of shares of each series; the dividend rate; the dates of payment of dividends; the dates from which dividends are cumulative; liquidation price; redemption rights and price; sinking fund requirement; conversion rights; and restrictions on the issuance of shares of any class or series.

         The specific series of Cumulative Preferred Stock designated are as follows:

                                    SERIES D
                                    --------
         8,375,000 shares of the $10.50 Par, Nonvoting Cumulative Preferred Stock shall be designated as Series D (hereinafter referred to as "Share" or "Shares") and shall be issuable upon the following terms and conditions:

         A. DIVIDEND. Each of said Shares shall have an annual dividend rate of $1.00 and no more. Said annual dividend shall be payable in equal semi-annual installments on the 3rd day of June and December in each year to holders of record as of the 15th day of the preceding month commencing June, 1974. Should any semi-annual installment not be declared and paid in full on the 3rd day of June or December, as the case may be, there shall be payable with respect to each said installment an additional dividend which accrues at the rate of $.04 annually until paid. Such additional dividend shall be paid together with the installment to which it relates. The holders of said Shares shall be entitled to receive dividends out of any funds of the Company which at the time are legally available for dividends before any sum shall be set apart or applied to (i) the redemption or purchase of or any dividends shall be declared or paid upon or set apart for the Common Stock, or
                 (ii) the purchase of any shares.

         B. DIVIDEND ACCRUAL. For all purposes set forth in this amendment other than the annual dividend rate of $1.00 in paragraph A, dividends shall be deemed to accrue on a daily basis regardless of whether such dividends have been declared.

         C. REDEMPTION. None of said Shares shall be redeemed before 1983. In each of the years 1983 to 1992, inclusive, the Company shall be obligated to redeem on December 3, 10% of the total number of said Shares originally issued at the par value of $10.50 for each of said Shares redeemed, plus any accrued but unpaid dividends. This obligation is subject to credits at the Company's option for the number of said Shares purchased or redeemed by the Company otherwise than pursuant to this requirement, and not theretofore made the basis of any reduction in the aforesaid obligation. In addition to the aforesaid obligation to redeem said Shares, the Company may, at its option, redeem an additional 10% of said Shares originally issued in each of the years 1983 to 1992, inclusive, at the par value of $10.50 per share, plus any accrued but unpaid dividends, such optional right of redemption being cumulative. Any shares redeemed pursuant to this paragraph C or which are made the basis for any reduction in the obligation to redeem pursuant to paragraph C shall promptly be cancelled and shall not thereafter be reissued. With respect to the Shares to be redeemed in any year, the Company shall select by lot those Shares which are to be redeemed.

         D. LIQUIDATION. Upon any dissolution, liquidation or winding up of the Company, the holders of each of said Shares shall be entitled to receive, before any payment to holders of Common Shares, all accrued but unpaid dividends, plus the par value of $10.50 per share and no more. The consolidation or merger of the Company, at any time, with another corporation, or a sale of substantially all of the assets of the Company, shall not be construed as a dissolution, liquidation or winding up of the Company within the meaning hereof.

         E. PRE-EMPTIVE RIGHTS. No holder of any of the Shares shall have any pre-emptive rights to subscribe for or to purchase any shares of the Company of any class whether such shares or such class be now or hereafter authorized, or to purchase or subscribe for securities convertible into or exchangeable for shares of any class or to which shall be attached or appertain any warrants or rights entitling the holder thereof to purchase or subscribe for shares of any class.

         F. AMENDMENT TO ARTICLES. The Company shall not, except upon the affirmative vote of the holders of a majority of the Shares outstanding at the time, amend these Articles of Incorporation in any manner that would result in said Shares being subordinate in terms of preference as to payments of dividends or payments on liquidation to any other Preferred Stock of the Company.

         G. GOVERNING TERMS. In the event that the expressed terms of this amendment are inconsistent with other provisions of Article Fourth with respect to the terms of the Shares, then such terms as are expressed in this amendment shall prevail.


                                    SERIES E
                                    --------
                 2,725,000 Shares of the $10.50 Par, Nonvoting Cumulative Preferred Stock shall be designated as Series E (hereinafter referred to as "Share" or "Shares") and shall be issuable upon the following terms and conditions.:

         A. DIVIDEND. Each of said Shares shall have an annual dividend rate of $1 and no more. Said annual dividend shall be payable in equal semi-annual installments on the third day of June and December in each year to holders of record as of the 15th day of the preceding month, commencing June, 1976. The holders of said Shares shall be entitled to receive dividends out of any funds of the Company which at the time are legally available for dividends before any sum shall be set apart or applied to
                 (i) the redemption or purchase of or any dividends shall be declared or paid upon or set apart for the Common Stock, or
                 (ii) the purchase of any Shares.

         B. REDEMPTION. None of said Shares shall be redeemed before 1986. In each of the years 1986 to 1995, inclusive, the Company shall be obligated to redeem on December 3, 10% of the total number of said Shares originally issued at the par value of $10.50 for each of said Shares so redeemed, plus any accrued but unpaid dividends. This obligation is subject to credits at the Company's option for the number of said Shares purchased or redeemed by the Company otherwise than pursuant to this requirement, and not theretofore made the basis of any reduction in the aforesaid obligation. In addition to the aforesaid obligation to redeem said Shares, the Company may, at its option, redeem an additional 10% of said Shares originally issued in each of the years 1986 to 1995, inclusive, at the par value of $10.50 per share, plus any accrued but unpaid dividends, such optional right of redemption being cumulative. Any Shares redeemed pursuant to subparagraph B or which are made the basis for any reduction in the obligation pursuant to subparagraph B shall promptly be cancelled and shall not thereafter be reissued. With respect to the Shares to be redeemed in any year, the Company shall select by lot those Shares which are to be redeemed.

         C. LIQUIDATION. Upon any dissolution, liquidation or winding up of the Company, the holders of each of said shares shall be entitled to receive, before any payment to holders of Common Shares, all accrued but unpaid dividends, plus the par value of $10.50 per share and no more. The consolidation or merger of the Company, at any time, with another corporation, or a sale of substantially all of the assets of the Company, shall not be construed as a dissolution, liquidation or winding up of the Company within the meaning hereof.


         D. VOTING. Notwithstanding anything to the contrary contained in this Article Fourth, holders of said Shares shall have no voting rights except that if and whenever the Company shall be in arrears on the declaration of payment of two or more semi-annual dividends, or be in default of its obligation to redeem said shares, as provided in subparagraph B above, the holders of all of said Shares, voting separately as a class, shall be entitled to elect two directors of the Company.

         E. PRE-EMPTIVE RIGHTS. No holder of any of the Shares shall have any preemptive rights to subscribe for or to purchase any shares of the Company of any class whether such shares or such class be now or hereafter authorized or to purchase or subscribe for securities convertible into or exchangeable for shares of any class or to which shall be attached or appertain any warrants or rights entitling the holder thereof to purchase or subscribe for shares of any class.

         F. AMENDMENT TO ARTICLES. The Company shall not, except upon the affirmative vote of the holders of a majority of the Shares outstanding at the time, amend these Articles of Incorporation in any manner that would result in said Shares being subordinate in terms or preference as to payments of dividends or payments on liquidation to any other Preferred Stock of the Company.

         G. GOVERNING TERMS. In the event that the expressed terms of this amendment are inconsistent with other provisions of Article Fourth with respect to the terms of the Shares, then such terms as are expressed in this amendment shall prevail.

                                    SERIES F
                                    --------
         8,000,000 shares of the $1 Par, Nonvoting Cumulative Preferred Stock shall be designated as Series F (hereinafter referred to as "Share" or "Shares") and shall be issuable upon the following terms and conditions:

         A. DIVIDEND. Each of said Shares shall have an annual dividend rate of $1.80 and no more. Said annual dividend shall be payable in equal semi-annual installments on the 3rd day of June and December in each year to holders of record as of the 15th day of the preceding month, commencing June 3, 1978. The holders of said Shares shall be entitled to receive dividends out of any funds of the Company which at the time are legally available for dividends before any sum shall be set apart or applied to (i) the redemption or purchase of or any dividends shall be declared or paid upon or set apart for the Common Stock, or (ii) the purchase of any shares.

         B. REDEMPTION. None of said Shares shall be redeemed before 1987. In each of the years 1987 to 1996, inclusive, the Company may redeem on December 3, up to 10% of the total number of said Shares originally issued at $20 for each of said Shares so redeemed, plus any accrued but unpaid dividends. Any Shares redeemed pursuant to Subparagraph B shall promptly be cancelled and shall not thereafter be reissued as Series F Nonvoting Cumulative Preferred Stock, but shall be restored to the status of authorized Nonvoting $1 Par, Cumulative Preferred Stock. With respect to the Shares to be redeemed in any year, the Company shall select by lot those Shares which are to be redeemed.

         C. LIQUIDATION. Upon any dissolution, liquidation or winding up of the Company, the holders of each of said Shares shall be entitled to receive, before any payment to holders of Common Shares, all accrued but unpaid dividends, plus a liquidation value of $20 per share and no more. The consolidation or merger of the Company, at any time, with another corporation, or a sale of substantially all of the assets of the Company, shall not be construed as a dissolution, liquidation or winding up of the Company within the meaning hereof.

         D. AMENDMENT TO ARTICLES. The Company shall not, except upon the affirmative vote of the holders of a majority of the Shares outstanding at the time, amend these Articles of Incorporation in any manner that would result in said Shares being subordinate in terms of preference as to payments of dividends or payments on liquidation to any other Preferred Stock of the Company.

         E. PRE-EMPTIVE RIGHTS. No holder of any of the Shares shall have any pre-emptive rights to subscribe for or to purchase any shares of the Company of any class whether such shares or such class be now or hereafter authorized or to purchase or subscribe for securities convertible into or exchangeable for shares of any class or to which shall be attached or appertain any warrants or rights entitling the holder thereof to purchase or subscribe for shares of any class.

         F. GOVERNING TERMS. In the event that the expressed terms of this amendment are inconsistent with other provisions of Article Fourth with respect to the terms of the Shares, then such terms as are expressed in this amendment shall prevail.

                                    SERIES G
                                    --------
         2,000,000 shares of the $1 Par, Nonvoting Cumulative Preferred Stock shall be designated as Series G (hereinafter referred to as "Share" or "Shares"), and shall be issuable upon the following terms and conditions:

         A. DIVIDEND. Each of the Shares shall have an annual dividend rate of $1.05 and no more. Said annual dividend shall be payable in equal semi-annual installments on the third day of March and September in each year to holders of record as of the 15th day of the preceding month, commencing March 3, 1980. The holder of Shares shall be entitled to receive dividends out of any funds of the Company, which at the time are legally available for dividends before any sum shall be set apart or applied to (i) the redemption or purchase of or any dividend shall be declared or paid upon or set apart for the common stock, or (ii) the purchase of any Shares.

         B. REDEMPTION. None of the Shares shall be redeemed before March 3, 1985. At any time or from time to time after March 2, 1985, the Company may redeem all or any part of the Shares at a redemption price of $10.50 per share plus any accrued or declared but unpaid dividends. Any shares redeemed pursuant to this subparagraph B shall promptly be cancelled and shall not be thereafter reissued as Series G Nonvoting Cumulative Preferred Stock, but shall be restored to the status of authorized $1 Par, Non-voting Cumulative Preferred Stock.
                 With respect to the Shares to be redeemed, the Company shall select by lot those shares which are to be redeemed.

         C. LIQUIDATION. Upon any dissolution, liquidation or winding up of the Company, the holders of the Shares shall be entitled to receive, before any payment to holders of common shares, all accrued or declared but unpaid dividends, plus a liquidation price of $10.50 per Share and no more. The consolidation or merger of the Company, at any time, with another corporation, or a sale of substantially all of these assets of the Company, shall not be construed as a dissolution, liquidation or winding up of the Company within the meaning hereof.

         D. AMENDMENT TO ARTICLES. The Company shall not, except upon the affirmative vote of the holders of a majority of the Shares outstanding, at the time, amend these Articles of Incorporation in any manner that would result in the Shares being subordinate in terms of preference as to payment of dividends or payments on liquidation to any other preferred stock of the Company.

         E. PRE-EMPTIVE RIGHTS. No holder of any of the Shares shall have any pre-emptive rights to subscribe for or to purchase any shares of the Company or any class whether such shares or such class be now or hereafter authorized to purchase or subscribe for securities convertible into or exercisable for shares of any class or to which shall be attached or appertain any warrants or rights entitled the holder thereof to purchase or subscribe for any shares of any class.

         F. GOVERNING TERMS. In the event that the express terms of this amendment are inconsistent with other provisions of Article Fourth with respect to the terms of the Shares, then such terms as are expressed in this amendment shall prevail.

                                    SERIES H
                                    --------
         All 7,700,000 Shares of the $1.50 par, Nonvoting Cumulative Preferred Stock shall be designated as Series H ("Series H Shares" or "Shares") and shall be issuable upon the following terms and conditions:

         A. DIVIDEND. Each Share shall have an annual dividend rate of $3.95 and no more. The annual dividend shall be cumulative and shall be payable in equal semi-annual installments on the 31st day of January and July in each year to holders of record as of the 15th day of that month, commencing with the July 31st or January 31st next following the original issuance of Series H shares. The holders of Series H Shares shall be entitled to receive dividends out of any funds of the Company which at the time are legally available for dividends before any sum shall be set apart or applied to (i) the redemption or purchase of or any dividends upon the Common Stock or (ii) the purchase of any Series H Shares.

         B. REDEMPTION. None of the Series H Shares shall be redeemed before 1987. In each of the years 1987 to 1991, inclusive, the Company shall redeem on July 31 20% of the total number of Series H Shares originally issued, subject to credit for purchases or retirements other than pursuant to redemption provisions. The redemption price shall be $28 per Share plus any accumulated or declared but unpaid dividends. All Shares redeemed pursuant to this paragraph shall promptly be cancelled and shall not be reissued. Shares to be redeemed in any give year shall be selected by the Company by lot.

         C. LIQUIDATION. Upon dissolution, liquidation or winding up of the Company, each holder of Series H shares shall be entitled to receive, before any payment to holders of Common Shares, all accumulated or declared but unpaid dividends, plus a liquidation price of $28 per share and no more. The consolidation or merger of the Company at any time with another corporation or a sale of substantially all of the assets of the Company shall not be construed as a dissolution, liquidation or winding up of the Company for purposes of this paragraph.

         D. VOTING. Notwithstanding anything to the contrary in this Article Fourth, holders of the Series H Shares shall have no voting rights except as provided by law and except that if at any time the Company fails to make four consecutive dividend payments then the number of directors constituting its Board of Directors will be increased by two and the holders of the shares, voting as a class with each Share having one vote, will be entitled to elect two directors to the Board as long as any arrearages in dividend payments remain outstanding. Upon payment by the Company of all such dividend arrearages, the two directors selected pursuant to this provision will cease to be directors and the holders of Shares will have no further right to elect directors on account of such arrearages.

         E. PRE-EMPTIVE RIGHTS. No holder of Series H Shares will have any pre-emptive rights to subscribe for or to purchase any shares of the Company of any class whether such shares or such class is now or hereafter authorized or to purchase or subscribe for securities convertible into or exchangeable for shares of any class or to which shall be attached any warrants or rights entitling the holder thereof to purchase or subscribe for shares of any class.

         F. AMENDMENTS TO ARTICLES. The Company shall not, except upon the affirmative vote of the holders of two-thirds of the Series H Shares outstanding at the time, amend these Articles of Incorporation in any manner that would result in the Series H Shares being subordinate in terms or preference as to payment of dividends or payments on liquidation to any other Preferred Stock of the Company.

         G. GOVERNING TERMS. In the event that the expressed terms of this Section IV are inconsistent with other provisions of Article Fourth, then such terms as are expressed in this
                 Section IV shall prevail.

         H. UNISSUED SHARES. Any unissued Series H Shares shall revert to the status of authorized but unissued shares of $1.50 par Nonvoting Cumulative Preferred Stock and the Board of Directors shall have the right to adopt amendments to the Articles to fix or change: the division of such shares into series and designation and authorized number of shares of each series; the dividend rate; the dates of payment of dividends; the shares into series and the designation and authorized number of shares of each series; the dividend rate; the dates of payment of dividends; the dates from which they are cumulative; liquidation price; redemption rights and price; sinking fund requirements; conversion rights; and restrictions on the issuance of shares of any class or series.

In Witness Whereof, Carl H. Lindner, President, and James E. Evans, Secretary, of AMERICAN FINANCIAL CORPORATION, acting for and on behalf of said Corporation, have hereunto subscribed their names, and caused the seal of said Corporation to be hereunto affixed, this 28th day of October, 1981.

                                                 AMERICAN FINANCIAL CORPORATION


                                                 By: /s/ Carl H. Lindner
                                                     --------------------------
                                                       Carl H. Lindner
                                                        President


                                                 By: /s/ James E. Evans
                                                     -------------------------
                                                       James E. Evans
                                                        Secretary

                                AMENDMENT TO THE
                           ARTICLES OF INCORPORATION
                                 (MAY 29, 1985)


RESOLVED: That Article Fourth, Section I.B. (2) of the Company's Consolidated Articles of Incorporation as amended through October 28, 1981, be amended to read hereafter as follows:

                 "$1 Par, Non-Voting Cumulative Preferred Stock--17 million shares authorized, consisting of the following designated series:

                                  Series F - 15,000,000
                                  Series G    2,000,000
                                             ----------
                                  TOTAL      17,000,000"; and
                                             ==========

FURTHER RESOLVED: That Article Fourth, Section III, Series F be amended to state that 15,000,000 shares of the $1 Par, Nonvoting Cumulative Preferred Stock shall be designated as Series F.

                            CERTIFICATE OF AMENDMENT
                                       TO
                   THE CONSOLIDATED ARTICLES OF INCORPORATION
                                       OF
                         AMERICAN FINANCIAL CORPORATION


         AMERICAN FINANCIAL CORPORATION, a Corporation organized under the laws of the State of Ohio (the "Company"), hereby certifies:

         1. That in an Action in Writing signed by all the members of the Board of Directors of the Company dated June 19, 1988, the Board of Directors adopted the resolution attached hereto as Exhibit A proposing and declaring advisable a certain amendment to the Consolidated Articles of Incorporation.

         2. That such amendment was adopted in a writing signed by all of the shareholders of the Company as of June 20, 1988.

         IN WITNESS WHEREOF, American Financial Corporation has caused this Certificate of Amendment to be executed on behalf of the Company by its Chairman of the Board and its Secretary as of this 30th day of June 1988.

                                               AMERICAN FINANCIAL CORPORATION


                                               By: /s/ Carl H. Lindner
                                                  -----------------------------
                                                   Carl H. Lindner, Chairman of
                                                   the Board and Chief Executive
                                                   Officer



Attest:


/s/ James C. Kennedy
- -----------------------------
James C. Kennedy, Secretary

                                                                       Exhibit A


RESOLVED THAT: Section I.B. of Article Fourth of the Company's Consolidated Articles of Incorporation as amended through october 28, 1981 and subsequently amended on May 29, 1985, is hereby amended by adding at the end thereof the following paragraph:

         (5) $.01 Par, Nonvoting cumulative Preferred Stock -- 20 million authorized, which, pursuant to a majority vote of all of its members, the Board of Directors shall have the right, with respect to any unissued or treasury shares of $.01 Par, Nonvoting Cumulative Preferred Stock and thereby to fix or change:

         (1) the division of such shares into series and the designation and authorized number of shares of each series and

         (2)     to provide for each such series:

                 (a) the dividend rates, dates of payment of dividends, the dates from which dividends are cumulative;

                 (b) the amount payable in the event of involuntary or voluntary liquidation;

                 (c)      redemption rights and terms and prices;

                 (d)      sinking fund provisions;

                 (e) conversion terms and conditions for the conversion of shares into the same or a different number of shares of any other class or any series of the same or any other class;

                 (f)      voting rights in the event of dividend arrearages;

                 (g) restrictions on the issuance of shares of any class or series; and

                 (h) such other designations, preferences and relative participating options or other special rights and qualifications, powers, limitations or restrictions thereon as may be determined by the Board of Directors; all of the foregoing to the extent authorized from time to time by the laws of Ohio concerning stock corporations;

All of the foregoing to the extent authorized from time to time by the laws of Ohio concerning stock corporations.

                            CERTIFICATE OF AMENDMENT
                                       TO
                         AMERICAN FINANCIAL CORPORATION

                   CERTIFICATE OF DESIGNATION, PREFERENCE AND
                       RIGHTS OF SERIES I PREFERRED STOCK

         Certificate of Designation, Preferences and Rights of Preferred Stock by Resolution of The Board of Directors Providing for an issue of 8,000,000 shares from a class of preferred stock, par value $.01 per share, such series designated "Series I Preferred Stock", pursuant to Section 1701.70(B)(1) of the Ohio Revised Code.

__________________________________________________________________

         We, Ronald F. Walker, President, and James C. Kennedy, Secretary of American Financial Corporation (hereinafter referred to as the "Company"), a corporation organized and existing under the Laws of the State of Ohio, in accordance with the provisions of Section 1701.70(B)(1) thereof, do HEREBY
CERTIFY:

         That pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation of the Company, as amended, as in effect on the date thereof, said Board of Directors in an action taken in writing dated June 21, 1988 adopted resolutions providing for the issuance of 700,000 shares from a class of Preferred Stock to be designated "Series I Preferred Stock", which resolutions are as follows:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company by the Articles of Incorporation the Board of Directors does hereby provide for the issue of a series of Preferred Stock of the Company from the Company's class of 20,000,000 shares of $.01 par value non-voting preferred shares, to be designated "Series I Preferred Stock" ("Series I Preferred Stock"), such issue to consist of 700,000 shares, which number of shares may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the Board of Directors, and to the extent that the voting rights, designations, powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions of the Series I Preferred Stock are not stated and expressed in the Articles of Incorporation, does hereby fix and herein state and express the voting rights, designations, powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereof, as follows (all terms used herein which are defined in the Articles of Incorporation shall be deemed to have the meanings provided therein):

         1. DIVIDENDS. The holders of the Series I Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors and out of the assets of the Company which are by law available for the payment of dividends, cumulative preferential dividends in the manner and at the rates set forth below. For the initial dividend payment to be made on December 3, 1988, dividends shall accrue and be cumulative from the date of original issue of the then outstanding shares, and for all subsequent dividend payments, dividends shall accrue from the next preceding date on which dividends have been paid. Dividends shall be payable semi-annually on June 3, and December 3 of each year to holders of record as of the preceding May 15 and November 15.

                          Semi-Annual              Date                      Semi-Annual
Date Dividend Paid        Rate Per Share           Dividend Paid             Rate Per Share
- ------------------        --------------           -------------             --------------
December 3, 1988                                   June 3, 1996                      $1.68
thru and including                                 December 3, 1996                  $1.82
June 3, 1993                  $1.26                June 3, 1997                      $1.86
December 3, 1993              $1.40                December 3, 1997                  $1.96
                                                    and thereafter
June 3, 1994                  $1.40
December 3, 1994              $1.54
June 3, 1995                  $1.54
December 3, 1995              $1.68

         Dividends on shares of Series I Preferred Stock shall be paid in cash.

         No dividend or other distribution whatsoever shall be declared or paid upon or set apart for any class of stock or series thereof ranking junior to the Series I Preferred Stock in the payment of dividends, nor shall any shares of any class of stock or series thereof ranking junior to the Series I Preferred Stock in payment of dividends be redeemed or purchased by the Company or any subsidiary thereof, nor shall any moneys be paid to or made available for a sinking fund for the redemption or purchase of any shares of any class of stock or series thereof ranking junior to the Series I Preferred Stock in payment of dividends, unless in each instance, full dividends on all outstanding shares of Series I Preferred Stock for all past dividend periods shall have been paid at the rate fixed therefor and all payments theretofore.

         Cash dividends upon shares of the Series I Preferred Stock shall be payable by check to the registered holders of Series I Preferred Stock at the address set forth in the books and records of the Company or any transfer agent and/or registrar appointed for the Series I Preferred Stock and shall commence to accrue and be cumulative from their respective dates of issuance.

         2. PREFERENCE ON LIQUIDATION. The amount of which the holders of the Series I Preferred Stock shall be entitled to receive in the event of any voluntary and involuntary liquidation or dissolution of the Company shall be $28 per share, plus accrued but unpaid dividends thereon to the date fixed for payment of Series I Preferred Stock. Such amount shall be paid to the holders of the Series I Preferred Stock prior to any distribution or payment to the holders of any class of stock or series thereof ranking junior to the Series I Preferred Stock in the payment of dividends or distributions of assets on liquidation.

         3.      REDEMPTION.

                 A. OPTIONAL REDEMPTION. The Company shall not have the right to redeem any shares of Series I Preferred Stock until December 3, 1993. Thereafter, the Company shall have the right, at its option and by resolution of its Board of Directors, to redeem the Series I Preferred Stock out of funds legally available therefor, as a whole or in part, at any time or from time to time, upon payment in cash of $28 per share, plus all dividends accrued thereon in and unpaid to the date fixed for redemption, against receipt of certificates evidencing the shares redeemed.

                 B. NOTICE OF REDEMPTION. Notice of any redemption specifying the date fixed for said redemption shall be mailed, postage prepaid, at least 30 days but not more than 60 days prior to said redemption date to the holders of record of the Series I Preferred Stock to be redeemed at their respective addresses as the same shall appear on the books and records of the Company or any transfer agent and/or registrar for the Series I Preferred Stock. If such notice of redemption shall have been so mailed, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Company separate and apart from its other funds, in trust for the account of the holders of the shares so to be redeemed, so as to be and continue to be available therefor, then, on and after said redemption date, notwithstanding that any certificate for shares of the Series I Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, the right to receive dividends thereon shall cease to accrue, and all rights with respect to such shares of the Series I Preferred Stock so called for redemption shall forthwith cease and terminate, except only the right of the holders thereof to receive out of the funds so set aside in trust the amount payable upon redemption thereof, but without interest.

         4. VOTING RIGHTS. The only voting rights of the holders of Series I Preferred Stock shall be as set forth below:

         A. If at any time an amount equal to the full accrued dividends for any four or more consecutive semi-annul dividends payable on the Series I Preferred Stock pursuant to paragraph 1 hereof shall not be paid when payable, then the number of directors constituting the Board of Directors of the Company shall be increased by three and the holders of the Series I Preferred Stock shall have the right, voting as one class, to elect the directors to fill such newly created directorships. This right shall remain vested until all dividends in arrears on any Series I Preferred Stock have been paid, or declared and set apart for payment, at which time (i) the right to so elect directors shall terminate (subject to revesting in the case of any subsequent default of the kind described above); (ii) the term of the directors then in office elected by such holders shall terminate; and (iii) the number of directors constituting the Board of Directors of the Company shall be reduced by the number of directors by which it was increased pursuant to this subparagraph.

                 Whenever such right shall vest, it may be exercised initially either at a special meeting of holders of such class of preferred stock or at any annual stockholders' meeting, but thereafter it may be exercised at stockholders' meetings called for the purpose of electing directors. A special meeting for the exercise of such right shall be called by the Secretary of the Company as promptly as possible, and in any event within 10 days after receipt of a written request signed by the holders of record of at least 25% of the outstanding shares of holders of such class of preferred stock.
Notwithstanding the provisions of this subparagraph 4A, no such special meeting shall be held during the 90-day period preceding the date regularly fixed for the annual meeting of stockholders.

                 Any director who shall have been elected by the holders of such class of preferred stock shall hold office for a term expiring (subject to the earlier termination of the arrearage in dividends) at the next annual meeting of stockholders, and during such term may be removed at any time, without cause, by, and only by, the affirmative votes of the holders of record of a majority of the outstanding shares of preferred stock given at a special meeting of such stockholders called for the purpose, except as otherwise provided by Ohio law with respect to cumulative voting rights, and any vacancy created by such removal may also be filled at such meeting. A meeting for the removal of a director elected by the holders of Series I Preferred Stock and the filling of the vacancy created thereby shall be called by the Secretary of the Company within 10 days after receipt of a written request signed by the holders of record of at least 25% of the outstanding shares of such class of preferred stock.

                 Any vacancy caused by the death or resignation of a director who shall have been elected by the holders of such class of preferred stock may be filled only by the holders of such class at a meeting called for such purpose. Such meeting shall be called by the Secretary of the Company at the earliest practicable date after any such death or resignation and in any event within 10 days after receipt of a written request signed by the holders of record of at least 25% of the outstanding shares of the documents of preferred stock.

                 At such meeting, the presence in person or by proxy of the holders of a majority of the outstanding shares of such class of preferred stock, as the case may be, shall be required to constitute a quorum; in the absence of a quorum, a majority of the holders present in person or by proxy shall have the power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present.

         B. So long as any shares of Series I Preferred Stock are outstanding, the Company shall not, without the written consent or the affirmative vote at a meeting called for that purpose of holders of a majority of the shares of Series I Preferred Stock then outstanding, voting separately as a class, in any manner, whether by amendment to the Certificate of Incorporation or By-Laws of the Company, by resolution, by merger (whether or not the Company is a surviving corporation in such merger), by consolidation, or otherwise:

                 (1) modify or adversely affect the relative rights, preferences or limitations of the Series I Preferred Stock;

                 (2) authorize or issue, or increase the authorized or outstanding amount of any class or series of stock ranking prior to the Series I Preferred Stock in the payment of dividends or the preferential distribution of assets.

                 Signed this 24th day of June, 1988.



                                               /s/ Ronald F. Walker
                                             ---------------------------------
                                               Ronald F. Walker, President



                                               /s/ James E. Kennedy
                                              --------------------------------
                                               James E. Kennedy, Secretary

                         AMERICAN FINANCIAL CORPORATION

                            CERTIFICATE OF AMENDMENT
                          TO ARTICLES OF INCORPORATION


         James E. Evans, Vice President, and James C. Kennedy, Secretary of American Financial Corporation, an Ohio corporation (the "Corporation") do hereby certify that a meeting of the shareholders was duly called and held on the 8th day of December, 1994, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise 100% of the voting power of the Corporation, the following resolution was adopted to amend the Corporation's Articles of Incorporation:

         RESOLVED, that the Corporation's Articles of Incorporation be amended to eliminate cumulative voting, specifically, to add a new Section II.D to Article Fourth to read in its entirety as follows:

                 D. CUMULATIVE RIGHTS. No holder of any shares of the Corporation, whether now in existence or hereafter created, whether Common or Cumulative Preferred, shall have any right to vote cumulatively in the election of directors.

         IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the Corporation, have hereunto subscribed their names this 23rd day of January, 1995.



                                            /s/ James E. Evans
                                           -----------------------------------
                                            James E. Evans
                                            Vice President


                                            /s/ James C. Kennedy
                                            ---------------------------------
                                            James C. Kennedy
                                            Secretary

                          CERTIFICATE OF AMENDMENT TO
                           ARTICLES OF INCORPORATION
                       OF AMERICAN FINANCIAL CORPORATION

         James E. Evans, Vice President, and James C. Kennedy, Secretary of AMERICAN FINANCIAL CORPORATION, an Ohio corporation (the "Company"), do hereby certify that, by unanimous written consent of the shareholders of the Company effective as of March 22, 1995, the shareholders of the Company adopted the following resolutions:

         RESOLVED, that Article Fourth of the Articles of Incorporation of the Company be amended and restated in its entirety as follows:

                                     FOURTH
                                     ------
         I. AUTHORIZED CAPITAL. The Company is authorized to issue shares of Capital Stock designated, described and limited as follows:

                 A. COMMON STOCK WITHOUT PAR VALUE - 53.5 MILLION SHARES AUTHORIZED

                 B.       PREFERRED STOCK

                          1. $1 Par, Nonvoting Cumulative Preferred Stock -- 17 Million Shares Authorized, Consisting of The Following Designated Series:

                                  SERIES F                  - 15,000,000
                                  SERIES G                  -  2,000,000
                                                               ---------
                                  TOTAL                       17,000,000
                                                              ==========

                          2. $10.50 Par, Nonvoting Cumulative Preferred Stock -- 11.1 Million Shares Authorized, Consisting of the Following Designated
                                  Series:

                                  Not Serially Designated   -  8,375,000
                                  SERIES E                  -  2,725,000
                                                               ---------
                                  TOTAL                       11,100,000
                                                              ==========

                          3. $.01 Par, Nonvoting cumulative Preferred Stock -- 10 million authorized, which, pursuant to a majority vote of all of its members, the Board of Directors shall have the right, with respect to any unissued or treasury shares of $.01 Par, Nonvoting Cumulative Preferred Stock and thereby to fix or change:

                                  a.       the division of such shares into
                                           series and the designation and
                                           authorized number of shares of each
                                           series, and

                                  b.       to provide for each such series:

                                           (1)    the dividend rates, dates of
                                                  payment of dividends, the
                                                  dates from which dividends
                                                  are cumulative;

                                           (2)    the amount payable in the
                                                  event of involuntary or
                                                  voluntary liquidation;

                                           (3)    redemption rights and terms
                                                  and prices;

                                           (4)    sinking fund provisions;

                                           (5)    conversion terms and
                                                  conditions for the
                                                  conversion of shares into
                                                  the same or a different
                                                  number of shares of any other
                                                  class or any series of the
                                                  same or any other class;

                                           (6)    voting rights in the event
                                                  of dividend arrearages;

                                           (7)    restrictions on the issuance
                                                  of shares of any class or
                                                  series; and

                                           (8)    such other designations,
                                                  preferences and relative
                                                  participating options or
                                                  other special rights and
                                                  qualifications, powers,
                                                  limitations or restrictions
                                                  thereon as may be determined
                                                  by the Board of Directors;
                                                  all of the foregoing to the
                                                  extent authorized from time
                                                  to time by the laws of Ohio
                                                  concerning stock
                                                  corporations;

         All of the foregoing to the extent authorized from time to time by the laws of Ohio concerning stock corporations.

         II.     General Provisions.
                 ------------------
                 A. PRE-EMPTIVE RIGHTS. No holder of any shares of the Company, whether Common or Cumulative Preferred, shall have any pre-emptive rights to subscribe for or to purchase any shares of the Company of any class whether such shares or such class be now or hereafter authorized or to purchase or subscribe for securities convertible into or exchangeable for shares of any class or to which shall be attached or appertain any warrants or rights entitling the holder thereof to purchase or subscribe for shares of any class.

                 B. DIVIDEND RIGHTS. The holders of the Cumulative Preferred Stock shall be entitled to receive dividends out of any funds of the Company at the time legally available for dividends when and as declared by the Board of Directors at such rate per share per annum as shall be fixed by the Board of Directors for such series as hereinafter provided before any sum shall be set apart or applied to the redemption or purchase of or any dividends shall be declared or paid upon or set apart for the Common Stock. In the event of any liquidation, dissolution or winding up of the Company, the holders of Cumulative Preferred Stock shall be entitled to receive out of the assets of the Company payment of an amount per share as determined by the Board of Directors as a liquidation price as hereinafter provided (including accrued dividends, if any) before any distribution of assets shall be made to the holders of the Common Stock.

                 C. VOTING RIGHTS. The voting power of the Company shall reside in the Common Stock except as set forth hereafter with respect to the Cumulative Preferred Stock.

                          Each share of Voting Cumulative Preferred Stock shall have the same voting rights as each share of Common Stock of the Company.

                          The following provisions apply to the accrual and termination of voting rights with respect to Nonvoting Cumulative Preferred Stock.

                          1. Holders of $1 PAR NONVOTING CUMULATIVE PREFERRED STOCK shall have no voting rights except that if and whenever the Company shall be in arrears on the declaration of payment of dividends on the outstanding $1 Par Nonvoting Cumulative Preferred Stock in an amount equivalent to Six (6) full quarterly dividends thereon, the holders of the $1 Par Nonvoting cumulative Preferred Stock, voting separately as a class, shall be entitled to elect two Directors out of the then number of Directors of the Company, such rights shall continue until full cumulative dividends for all past dividend periods and the dividend for the current dividend period on the $1 Par Nonvoting Cumulative Preferred Stock shall have been declared and paid or provided for.

                          2.      Holders of the $10.50 PAR NONVOTING
                                  CUMULATIVE PREFERRED STOCK shall have no voting rights except that if and whenever the Company shall be in arrears on the declaration of payment of dividends on said Stock as hereinafter provided, or be in default of its obligation to redeem said Stock in holders of all of the $10.50 Par Shares, voting separately as a class, shall be entitled to elect, at any one time, the highest number of Directors of the Company that results from applying the two following formulae:

                                  During any time in which the following number of semi-annual installments of dividends whether or not consecutive have not been paid in whole or in part when due, and as long as the same remain unpaid in whole or in part, or in which the following number of redemption payments, whether or not consecutive, have not been made when due, and as long as they are not made in whole or in part:

                                  Number of        Number of        Authorized
                                  Semi-Annual      Annual           Number of
                                  Dividend         Redemption       AFC
                                  Installments     Payments         Directors
                                  ------------     ----------       -----------
                                       2               1            Smallest number
                                                                    constituting at
                                                                    least 25%

                                       4               2            Smallest number
                                                                    constituting at
                                                                    least 40%

                                       6               3            Smallest Number
                                                                    constituting a
                                                                    majority


                          3. In the event voting rights accrue to the holders of Nonvoting cumulative Preferred Stock as described in (1) and/or (2) above, then holders of the Voting Stock of the Company, voting separately as a class, shall be entitled to elect the remainder of the Board of Directors.

                 D. CUMULATIVE RIGHTS. No holder of any shares of the Corporation, whether now in existence or hereafter created, whether Common or Cumulative Preferred, shall have any right to vote cumulatively in the election of directors.The voting power of the Company shall reside in the Common Stock except as set forth hereafter with respect to the Cumulative Preferred Stock.

         III.    Preferred Stock Series Designations.
                 -----------------------------------
                 The Board of Directors shall have the right to adopt amendments to the Articles with respect to any unissued or treasury shares of Cumulative Preferred Stock and thereby to fix or change: the division of such shares into series and the designation and authorized number of shares of each series; the dividend rate; the dates of payment of dividends; the dates from which dividends are cumulative; liquidation price; redemption rights and price; sinking fund requirement; conversion rights; and restrictions on the issuance of shares of any class or series.

                 The specific series of Cumulative Preferred Stock designated are as follows:

                                    SERIES E
                                    --------
                 2,725,000 Shares of the $10.50 Par, Nonvoting Cumulative Preferred Stock shall be designated as Series E (hereinafter referred to as "Share" or "Shares") and shall be issuable upon the following terms and conditions.:

                 A. DIVIDEND. Each of said Shares shall have an annual dividend rate of $1 and no more. Said annual dividend shall be payable in equal semi-annual installments on the third day of June and December in each year to holders of record as of the 15th day of the preceding month, commencing June, 1976. The holders of said Shares shall be entitled to receive dividends out of any funds of the Company which at the time are legally available for dividends before any sum shall be set apart or applied to (i) the redemption or purchase of or any dividends shall be declared or paid upon or set apart for the Common Stock, or (ii) the purchase of any Shares.

                 B. REDEMPTION. None of said Shares shall be redeemed before 1986. In each of the years 1986 to 1995, inclusive, the Company shall be obligated to redeem on December 3, 10% of the total number of said Shares originally issued at the par value of $10.50 for each of said Shares so redeemed, plus any accrued but unpaid dividends. This obligation is subject to credits at the Company's option for the number of said Shares purchased or redeemed by the Company otherwise than pursuant to this requirement, and not theretofore made the basis of any reduction in the aforesaid obligation. In addition to the aforesaid obligation to redeem said Shares, the Company may, at its option, redeem an additional 10% of said Shares originally issued in each of the years 1986 to 1995, inclusive, at the par value of $10.50 per share, plus any accrued but unpaid dividends, such optional right of redemption being cumulative. Any Shares redeemed pursuant to subparagraph B or which are made the basis for any reduction in the obligation pursuant to subparagraph B shall promptly be cancelled and shall not thereafter be reissued. With respect to the Shares to be redeemed in any year, the Company shall select by lot those Shares which are to be redeemed.

                 C. LIQUIDATION. Upon any dissolution, liquidation or winding up of the Company, the holders of each of said shares shall be entitled to receive, before any payment to holders of Common Shares, all accrued but unpaid dividends, plus the par value of $10.50 per share and no more. The consolidation or merger of the Company, at any time, with another corporation, or a sale of substantially all of the assets of the Company, shall not be construed as a dissolution, liquidation or winding up of the Company within the meaning hereof.

                 D. VOTING. Notwithstanding anything to the contrary contained in this Article Fourth, holders of said Shares shall have no voting rights except that if and whenever the Company shall be in arrears on the declaration of payment of two or more semi-annual dividends, or be in default of its obligation to redeem said shares, as provided in subparagraph B above, the holders of all of said Shares, voting separately as a class, shall be entitled to elect two directors of the Company.

                 E. PRE-EMPTIVE RIGHTS. No holder of any of the Shares shall have any preemptive rights to subscribe for or to purchase any shares of the Company of any class whether such shares or such class be now or hereafter authorized or to purchase or subscribe for securities convertible into or exchangeable for shares of any class or to which shall be attached or appertain any warrants or rights entitling the holder thereof to purchase or subscribe for shares of any class.

                 F. AMENDMENT TO ARTICLES. The Company shall not, except upon the affirmative vote of the holders of a majority of the Shares outstanding at the time, amend these Articles of Incorporation in any manner that would result in said Shares being subordinate in terms or preference as to payments of dividends or payments on liquidation to any other Preferred Stock of the Company.

                 G. GOVERNING TERMS. In the event that the expressed terms of this amendment are inconsistent with other provisions of Article Fourth with respect to the terms of the Shares, then such terms as are expressed in this amendment shall prevail.

                                    SERIES F
                                    --------
                 15,000,000 shares of the $1 Par, Nonvoting Cumulative Preferred Stock shall be designated as Series F (hereinafter referred to as "Share" or "Shares") and shall be issuable upon the following terms and conditions:

                 A. DIVIDEND. Each of said Shares shall have an annual dividend rate of $1.80 and no more. Said annual dividend shall be payable in equal semi-annual installments on the 3rd day of June and December in each year to holders of record as of the 15th day of the preceding month, commencing June 3, 1978. The holders of said Shares shall be entitled to receive dividends out of any funds of the Company which at the time are legally available for dividends before any sum shall be set apart or applied to (i) the redemption or purchase of or any dividends shall be declared or paid upon or set apart for the Common Stock, or (ii) the purchase of any shares.

                 B. REDEMPTION. None of said Shares shall be redeemed before 1987. In each of the years 1987 to 1996, inclusive, the Company may redeem on December 3, up to 10% of the total number of said Shares originally issued at $20 for each of said Shares so redeemed, plus any accrued but unpaid dividends. Any Shares redeemed pursuant to Subparagraph B shall promptly be cancelled and shall not thereafter be reissued as Series F Nonvoting Cumulative Preferred Stock, but shall be restored to the status of authorized Nonvoting $1 Par, Cumulative Preferred Stock. With respect to the Shares to be redeemed in any year, the Company shall select by lot those Shares which are to be redeemed.

                 C. LIQUIDATION. Upon any dissolution, liquidation or winding up of the Company, the holders of each of said Shares shall be entitled to receive, before any payment to holders of Common Shares, all accrued but unpaid dividends, plus a liquidation value of $20 per share and no more. The consolidation or merger of the Company, at any time, with another corporation, or a sale of substantially all of the assets of the Company, shall not be construed as a dissolution, liquidation or winding up of the Company within the meaning hereof.

                 D. AMENDMENT TO ARTICLES. The Company shall not, except upon the affirmative vote of the holders of a majority of the Shares outstanding at the time, amend these Articles of Incorporation in any manner that would result in said Shares being subordinate in terms of preference as to payments of dividends or payments on liquidation to any other Preferred Stock of the Company.

                 E. PRE-EMPTIVE RIGHTS. No holder of any of the Shares shall have any pre-emptive rights to subscribe for or to purchase any shares of the Company of any class whether such shares or such class be now or hereafter authorized or to purchase or subscribe for securities convertible into or exchangeable for shares of any class or to which shall be attached or appertain any warrants or rights entitling the holder thereof to purchase or subscribe for shares of any class.

                 F. GOVERNING TERMS. In the event that the expressed terms of this amendment are inconsistent with other provisions of Article Fourth with respect to the terms of the Shares, then such terms as are expressed in this amendment shall prevail.

                                    SERIES G
                                    --------
                 2,000,000 shares of the $1 Par, Nonvoting Cumulative Preferred Stock shall be designated as Series G (hereinafter referred to as "Share" or "Shares"), and shall be issuable upon the following terms and conditions:

                 A. DIVIDEND. Each of the Shares shall have an annual dividend rate of $1.05 and no more. Said annual dividend shall be payable in equal semi-annual installments on the third day of March and September in each year to holders of record as of the 15th day of the preceding month, commencing March 3, 1980. The holder of Shares shall be entitled to receive dividends out of any funds of the Company, which at the time are legally available for dividends before any sum shall be set apart or applied to (i) the redemption or purchase of or any dividend shall be declared or paid upon or set apart for the common stock, or (ii) the purchase of any Shares.

                 B. REDEMPTION. None of the Shares shall be redeemed before March 3, 1985. At any time or from time to time after March 2, 1985, the Company may redeem all or any part of the Shares at a redemption price of $10.50 per share plus any accrued or declared but unpaid dividends. Any shares redeemed pursuant to this subparagraph B shall promptly be cancelled and shall not be thereafter reissued as Series G Nonvoting Cumulative Preferred Stock, but shall be restored to the status of authorized $1 Par, Non-voting Cumulative Preferred Stock. With respect to the Shares to be redeemed, the Company shall select by lot those shares which are to be redeemed.

                 C. LIQUIDATION. Upon any dissolution, liquidation or winding up of the Company, the holders of the Shares shall be entitled to receive, before any payment to holders of common shares, all accrued or declared but unpaid dividends, plus a liquidation price of $10.50 per Share and no more. The consolidation or merger of the Company, at any time, with another corporation, or a sale of substantially all of these assets of the Company, shall not be construed as a dissolution, liquidation or winding up of the Company within the meaning hereof.

                 D. AMENDMENT TO ARTICLES. The Company shall not, except upon the affirmative vote of the holders of a majority of the Shares outstanding, at the time, amend these Articles of Incorporation in any manner that would result in the Shares being subordinate in terms of preference as to payment of dividends or payments on liquidation to any other preferred stock of the Company.

                 E. PRE-EMPTIVE RIGHTS. No holder of any of the Shares shall have any pre-emptive rights to subscribe for or to purchase any shares of the Company or any class whether such shares or such class be now or hereafter authorized to purchase or subscribe for securities convertible into or exercisable for shares of any class or to which shall be attached or appertain any warrants or rights entitled the holder thereof to purchase or subscribe for any shares of any class.

                 F. GOVERNING TERMS. In the event that the express terms of this amendment are inconsistent with other provisions of Article Fourth with respect to the terms of the Shares, then such terms as are expressed in this amendment shall prevail.

         RESOLVED, that a new Article Sixth be added to the Articles of Incorporation to read as follows:

                                     SIXTH
                                     -----
                 The provisions of Ohio Revised Code Section 1701.831 or any successor provisions relating to control share acquisitions shall not be applicable to this Corporation.

         IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands on behalf of the Company this 31st day of March, 1995.

                                            AMERICAN FINANCIAL CORPORATION



                                            By:/s/ James E. Evans
                                               -------------------------------
                                               James E. Evans, Vice President



                                             By:/s/ James C. Kennedy
                                               --------------------------------
                                               James C. Kennedy, Secretary

                              CODE OF REGULATIONS

                                       OF

                         AMERICAN FINANCIAL CORPORATION
                             (An Ohio Corporation)


                          As amended to April 20, 1988
                              CODE OF REGULATIONS

                                       OF

                         AMERICAN FINANCIAL CORPORATION


                                   ARTICLE I

                            MEETING OF SHAREHOLDERS

       SECTION 1. PLACE OF MEETINGS. All meetings of the shareholders of AMERICAN FINANCIAL CORPORATION (hereinafter called the Company) shall be held at the office of the Company in the City of Cincinnati, in the State of Ohio, or at such other places, either within or without the State of Ohio, as may from time to time be fixed by the Board of Directors of the Company (hereinafter called the Board) or as specified in the notice calling any such meeting.

       SECTION 2. ANNUAL MEETING. The regular Annual Meeting of the Shareholders having voting power shall be held at the hour of 2:00 p.m. on the fourth Tuesday in May of each year, or such other day or time in May as fixed by the Board of Directors. At such Meeting the Shareholders shall elect Directors and transact such other business as may properly be brought before the Meeting. If the election of Directors shall not be held on the date designated herein for the Annual Meeting, the Board shall cause the elections to be held as soon as practicable thereafter. At any such Meeting the Shareholders may elect Directors in the manner hereinafter provided and transact other business with the same force and effect as if at any Annual Meeting duly called and held.

       SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes may be called by the President, any Vice President, the Board of Directors, or at the request of the holders of not less than one-tenth (1/10) of all of the shares entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

       SECTION 4. NOTICE OF MEETING. Notices of meetings of shareholders shall be given as required by the statutes of the State of Ohio. Notice need not be given to any shareholder who shall in writing waive notice of any meeting, whether before, at or after the meeting. Notice of any adjourned meeting need not be given, except where expressly required by law.

       SECTION 5. QUORUM AND ADJOURNMENT. At any meeting of shareholders, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of any business, except as otherwise provided by law or by the Articles of Incorporation. In the absence of a quorum at any such meeting or any adjournment thereof, a majority in interest of those shareholders present in person or represented by proxy and entitled to vote thereat, or, in the absence therefrom of all the shareholders, any officer entitled to preside at, or to act as secretary of, such meeting, may adjourn such meeting from time to time until a quorum shall be present, provided that no one adjournment shall be for a period in excess of 60 days. At any such adjourned meeting in which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

       SECTION 6. VOTING. At each meeting of shareholders, each shareholder of the Company shall be entitled to one vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder or by his duly authorized attorney-in-fact and bearing a date not more than eleven months prior to such meeting, unless said instrument expressly provides for a longer period, for each share of the capital stock of the Company held by him and registered in his name on the books of the Company at the date fixed as the record date for the determination of shareholders entitled to notice of and to vote at such meeting, or as the date for closing the stock transfer books of the Company, or if no such dates shall have been so fixed, at such other record date as may be prescribed by law. At all meetings of shareholders at which a quorum is present all matters shall be decided by a vote of the majority in interest of the shares of stock present in person or represented by proxy and entitled to vote thereat, except as otherwise provided by law, the Articles of Incorporation or this Code of Regulations. Unless required by law, or unless demanded by a shareholder present in person or represented by proxy and entitled to vote at any meeting of shareholder, or unless directed by the chairman of the meeting, the vote on any matter need not be by ballot. Upon a demand by any such shareholder for a vote by ballot on any matter, or at the direction of such chairman that a vote by ballot be taken on any matter, such vote shall be taken by ballot.

       SECTION 7. CONDUCT OF MEETINGS. Each meeting of shareholders shall be presided over by the President, or if the President shall not be present, by the Vice President. In the absence of both of these officers, a chairman shall be chosen by a vote of a majority in voting interest of those shareholders present in person or represented by proxy. The Secretary of the Company, if present, shall act as Secretary of each meeting of shareholders, or if he shall not be present, the Assistant Secretary shall so act. If neither the Secretary nor the Assistant Secretary shall be present, a secretary shall be appointed by the chairman of such meeting.

                                   ARTICLE II

                               BOARD OF DIRECTORS

       SECTION 1. POWERS; NUMBER; TERM; ELECTION. The property, affairs and business of the Company shall be managed by the Board of Directors, and in addition to the powers expressly conferred upon it by this Code of Regulations, the Board may exercise all such other powers as are not by statute or by the Articles of Incorporation or by this Code of Regulations required to be exercised by the shareholders. Directors need not be residents of this state or shareholders of the Company. The Board shall consist of the number of Directors as shall be fixed by the Shareholders which shall not be less than three nor more than fifteen.

       Each shareholder entitled to vote shall have the right to nominate persons to be voted upon. A shareholder may cast all of his votes for one Director or may divide them among several Directors in such manner as he desires. At all meetings of shareholders for the election of Directors at which a quorum shall be present, the persons receiving the highest number of votes in consecutive order shall be elected Directors.

       The term of office of each Director shall be from the time of his election and qualification until his successor shall have been duly elected and shall qualify, or until his death, or until he shall resign, or until he shall have been removed in the manner hereinafter provided. The entire membership or the Board of Directors shall be elected at each Annual Meeting of Shareholders.

       SECTION 2. ORGANIZATION. The Board may, in its own discretion, elect a Chairman of the Board for such term and with such duties as the Board may by resolution prescribe. If there be a Chairman of the Board, he shall preside at each meeting of the Board. If there be no Chairman of the Board or in his absence, those members who are present shall by majority vote designate one of their number to preside. The Secretary, or in his absence the Assistant Secretary, or in the absence of both the Secretary and the Assistant Secretary, any person appointed by the Chairman of the meeting, shall act as Secretary of the meeting.

       SECTION 3. RESIGNATIONS. Any Director of the Company may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Company. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

       SECTION 4. REMOVAL. At a meeting called expressly for that purpose, the entire Board or any lesser number may be removed, with or without cause, by a vote of the shareholders. The entire Board may be removed in a single ballot if the holders of a majority of the shares entitled to vote, vote for such removal. A new Board will then be elected. One or more of the members of the Board which has just been removed, if the shareholders so desire, may be re-elected to membership on the new Board. If the removal of less than the entire Board is in question, then the removal of each director whose continuance in office is under dispute shall be voted upon separately, and his removal shall be effected only if the fraction of votes cast against his removal is not more than the fraction computed by dividing the number of Directors fixed by the Code of Regulations into one.

       SECTION 5. VACANCIES. Any vacancy occurring in the Board by reason of death, resignation, disqualification or any other cause, may be filled by the affirmative vote of a majority of the remaining Directors even though a quorum may not exist. A Director elected to fill a vacancy shall hold office until his successor shall have been elected and shall qualify. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by an election at an annual meeting of shareholders or at a special meeting of shareholders called for that purpose. At any such meeting, the entire Board shall stand for election, in order that the privilege of cumulative voting shall not be impaired.

       SECTION 6. PLACE OF MEETINGS. The Board may hold its meetings at such place or places, either within or without the State of Ohio, as it may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

       SECTION 7. FIRST MEETING; REGULAR MEETINGS. After each election of Directors and after the meeting of shareholders at which such election shall be held, and as soon thereafter as practical, the newly elected Board shall meet for the purpose of organization, the election of officers of the Company and the transaction of other business. Notice of such meeting need not be given if held on the same day as the shareholders' meeting at which the Directors were elected. If not held on the day of the meeting of shareholders at which the Directors were elected, notice of the first meeting of Directors shall be given in accordance with the provisions of Section 8 of this Article II below. Regular meetings of the Board may be held at such time and place as may from time to time be specified in a resolution adopted by the Board and at the time in effect and, unless otherwise required by such resolution or by law, notice of any such regular meeting need not be given.

       SECTION 8. SPECIAL MEETINGS. Special meetings of the Board shall be held whenever called by the Chairman of the Board if such there be, the President, or by the Secretary at the request of any two Directors. Notice of each such meeting shall be mailed to each Director, addressed to him at his residence or usual place of business, at least 3 days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable or radio, or be delivered personally or by telephone, at least 2 days before the day on which the meeting is to be held. Every such notice shall state the time and place, but need not state the purpose, of the meeting. Notice of any such meeting need not be given to any Director, however, if waived by him in writing or by telegraph, cable or radio, whether before, at or after such meeting is held, or if he shall attend such meeting in person, or if he shall sign the minutes thereof, and any meeting of the Board, whether regular or special, shall be a legal meeting without any notice thereof having been given if all of the Directors shall be present thereat or shall sign the minutes thereof.

       SECTION 9. QUORUM AND MANNER OF ACTING. A majority of the number of Directors fixed by this Code of Regulations at the time of any regular or special meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting, and the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the Directors present may, without notice other than announcement at the meeting, adjourn the meeting from time to time until a quorum be had.

       SECTION 10. COMPENSATION. The Board may by resolution provide that the Company shall allow a fixed sum and reimbursement of expenses for attendance at meetings of the Board and at meetings of the Executive Committee. Nothing herein contained shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor.

       SECTION 11. INDEMNIFICATION OF DIRECTORS. Each Director and officer or former Director or officer of the Company, or any person who may have served at its request as a Director or officer of another corporation in which this Company owns shares of stock or of which it is a creditor, and the personal representatives of all such persons, shall be indemnified by the Company against all expenses and liabilities, including attorneys' fees, reasonably incurred by or imposed upon him in connection with any claim, demand, action or proceeding to which he may be made a party, or in which he may become involved, or in connection with any settlement thereof, by reason of his being or having been such a Director or officer of such Company, except in cases where he shall be finally adjudged in such action or proceeding to be liable for gross negligence or willful misconduct in the performance of his duties as such Director or officer. The right of indemnification herein provided shall be in addition to, and not exclusive of, all other rights to which such Director or officer may be entitled by law, vote of the shareholders, or otherwise. It is provided, however, that such

Director or officer shall not be so indemnified in the event of a settlement of any such action, suit or proceeding unless (1) such settlement shall be approved by the court having jurisdiction of such action, suit or proceeding, or (2) such settlement shall have been made upon the written opinion of independent legal counsel, selected by or in a manner determined by the Board of Director; to the effect that there is no reasonable ground of liability for gross negligence or willful misconduct on the part of such Director or officer.


                                  ARTICLE III

                              EXECUTIVE COMMITTEE

       SECTION 1. DESIGNATION. The Board may, by resolution adopted by a majority of the number of Directors fixed by this Code of Regulations, designate three or more members of the Board to constitute an Executive Committee of the Board, and may designate a Chairman of the Executive Committee who, if present, shall preside at meetings of the Executive Committee. In the event of the absence of the designated Chairman at any meeting of the Executive Committee or in the event the Board has not designated a Chairman, the members thereof present shall designate one of their number to preside at such meeting. The Secretary of the Company, or such other person as the Executive Committee shall from time to time determine shall act as Secretary of the Executive Committee. The Board, in like manner, shall fill vacancies in the Executive Committee. Each member of the Executive Committee shall continue to be a member thereof only during the pleasure of a majority of the number of directors fixed by this Code of Regulations.

       SECTION 2. POWERS. Except as otherwise expressly provided in the Certificate of Incorporation or in this Code of Regulations or by law, at all times when the Board is not in session, the Executive Committee shall have and may exercise all the powers of the Board in the direction and management of the property, business and affairs of the Company in such manner as the Executive Committee shall deem for the best interest of the Company, in all cases in which specific directions shall not have been given by the Board.

       SECTION 3. MEETINGS. The Executive Committee shall hold meetings at such times and at such places as may be provided by resolution of the Executive Committee. Special meetings of the Executive Committee may be called at any time by the Chairman or by any two members thereof. Notice of each such meeting shall be mailed to each member of the Executive Committee, addressed to him at his residence or usual place of business, so as to be received not less than 24 hours before the meeting, or shall be sent to him at such place by telegraph, cable or radio, or be delivered personally or by telephone not less than 24 hours before such meeting. Every such notice shall state the time and place, but need not state the purpose of the meeting. Notice of any such meeting need not be given to any member, however, if waived by him in writing or by telegraph, cable or radio, whether before, at or after such meeting is held, or if he shall attend such meeting in person, or if he shall sign the minutes thereof, and any meeting of the Executive Committee, whether regular or special, shall be legal meeting without any notice thereof having been given if all of the member of the Executive Committee shall be present thereat and shall sign the minutes thereof.

       SECTION 4. QUORUM PROCEDURE. At every meeting of the Executive Committee, a majority of the members of the Executive Committee in office at the time of such meeting shall constitute a quorum for the transaction of business. Any act of a majority of the members present at a meeting in which a quorum shall be present shall be the act of the Executive Committee. The Executive Committee shall keep a record of its proceedings and report them to the Board at the next meeting thereof after such proceeding shall have been taken.

                                   ARTICLE IV

                                AUDIT COMMITTEE

       SECTION 1. DESIGNATION. The Company may, by resolution adopted by its Directors designate three or more members of the Board of Directors to constitute an Audit Committee and may designate a Chairman of the Audit Committee who, if present, shall preside at meetings of the Audit Committee. Each member of the Audit Committee shall serve at the pleasure of the Board. The Board shall fill vacancies in the Audit Committee.

       SECTION 2. DUTIES, POWERS AND FUNCTIONS. The Audit Committee may undertake the following duties, powers and functions:

       (a) To review the financial and accounting policies, procedures and controls of the Company and its subsidiaries (hereinafter collectively referred to as the "Company" in this Article unless otherwise stated) and recommend, as the Audit Committee deems necessary or appropriate, changes and improvements thereto designed to, among other things:

               (i) assure accountability for the assets of the Company and appropriate controls regarding the use of such assets by any officer or Director of the Company, or any relative of any of them, and

               (ii) provide appropriate controls for direct or indirect loans, extensions of credit, contracts, commitments, arrangements or understandings between the Company and any officer or Director of the Company, or any relative of any of them.

For the purposes of this Article, the term "relative" shall mean any spouse, parent, child, brother, sister, or the spouse of any such person.

       (b) To review annual and quarterly financial statements issued or filed by the Company with the Securities and Exchange Commission.

       (c) To meet with the Company's independent auditors from time to time and review the nature, scope and findings of the audit of the Company's financial statements.


       (d) To make recommendations to the Board of the Company (parent company only) with respect to any disagreement or controversy between the independent auditors and the management of the company which has been brought to the Audit Committee's attention.

       (e) To recommend to the Board of the Company (parent company only) the selection, retention or discharge of the Company's independent auditors.

       (f) To meet with the internal auditors of the Company from time to time and review the findings of the internal auditors. The internal auditors may submit a written statement to the Audit Committee each calendar quarter regarding the work performed by the internal auditors during the relevant period.

       (g) To initially approve or disapprove in writing, and thereafter review any loan or extension of credit in excess of $50,000, except mortgage loans extended for the purpose of acquiring real property and secured by such property, and, as the Audit Committee in its discretion deems necessary or appropriate, any other business transaction, commitment or arrangement, entered into by the Company directly or indirectly with, to or for the benefit of any officer or Director of the Company (parent company only), or any relative of any of them. In connection with its review of such loans and extension of credit, the Audit Committee shall consider whether any such loans or extension of credit are adequately documented, and are on similar terms, considering interest rates, collateral, repayment schedule, amount, purpose of loan or extension of credit, and current financial statements and condition of the borrower, as similar transactions with unrelated parties. The Audit Committee may make a written report of its findings to the board of the Company (parent company only), and may recommend to such Board whatever action, if any, it considers necessary or appropriate.

       (h) To request subsidiaries of the Company to report in writing to the Audit Committee all terms (including, but not limited to, interest rates, collateral, repayment schedule, amount, purpose of loan or extension of credit, financial condition of the borrower, endorsements, guarantees, and financial condition of endorsers and guarantors) of all loans and other extensions of credit in excess of $100,000, except mortgage loans extended for the purpose of acquiring real property and secured by such property, and, as the Audit Committee, in its discretion deems necessary or appropriate, any other business transaction, commitment or arrangement between any subsidiary of the Company and any officer or Director of such subsidiary, or any relative of any of them, to determine whether, in the discretion of the Audit Committee, any further review or examination of any such matters shall be conducted. In connection with its review of such loans and other extensions of credit, the Audit Committee shall consider whether any such loans or extensions of credit are adequately documented, and are on similar terms, considering interest rate, collateral, repayment schedule, amount, purpose of loan or extension of credit, and financial statement and condition of the borrower, as similar transactions with unrelated parties. The Audit Committee may make a written report of its findings to the Board of the Company (parent company only) and may recommend to the Board whatever action, if any, it considers necessary or appropriate.

       SECTION 3. MEETINGS. The Audit Committee may hold meetings at such times, upon such notice and at such places as it may determine. Notice of any meeting need not be given to any member, if waived by him in writing or by telegraph, cable or radio, whether before, at or after such meeting is held, or if he shall attend such meeting in person, or if he shall sign the minutes thereof.

       SECTION 4. QUORUM PROCEDURE. At every meeting of the Audit Committee, a majority of the members of the Committee in office at the time of such meeting shall constitute a quorum for the transaction business. Any act of a majority of the members present at a meeting in which a quorum shall be present shall be the act of the Audit Committee.

                                   ARTICLE V

                                    OFFICERS

       SECTION 1. NUMBER. The officers of the Company shall be a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV. One person may hold the office and perform the duties of any two of the said officers except those of President and Vice President, President and Secretary, Secretary and Assistant Secretary, and Treasurer and Assistant Treasurer.

       SECTION 2. ELECTION; TERM OF OFFICE; QUALIFICATION. The officers of the Company shall be elected annually by the Board. Each officer, except such officers as may be appointed in accordance with the provisions of
Section 3 of this Article IV, shall continue in office until his successor shall have been duly elected and qualified in his stead, or until his death, or until he shall have resigned and his resignation shall have become effective, or until he shall have been removed in the manner hereinafter provided.

       SECTION 3. SUBORDINATE OFFICERS. The Board may appoint such other officers, committees and agents as it may deem necessary, including one or more Assistant Treasurers and one or more Assistant Secretaries, each of whom shall hold office for such period, have such authority and perform such duties as are provided in this Code of Regulations or as the Board may from time to time determine. The Board my delegate to any officer or committee the power to appoint, and to prescribe the authority and duties of, any such subordinate officers, committees or agents.

       SECTION 4. REMOVAL. Any officer may be removed by the Board or by the Executive Committee at any regular or special meeting thereof, with or without cause, whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

       SECTION 5. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board or to the President or to the Secretary of the Company. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

       SECTION 6. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in this Code of Regulations for regular appointments or elections to such office.

       SECTION 7. SALARIES. The salaries of the officers shall be fixed from time to time by the Board, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Company.

       SECTION 8. THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the primary executive officer of the Company. He shall have plenary power over the business and activities of the Company, subject to control of the Board.

       SECTION 9. THE PRESIDENT. The President shall supervise the business of the Company and its several officers, subject to the control of the Board. In general, he shall perform all duties incident to the office of President and such other duties as may from time to time be assigned to him by the Board.


       SECTION 10. THE CHIEF OPERATING OFFICER. The Chief Operating Officer shall participate in the supervision of the business and activities of the Company and participate in supervision of its several officers, subject to control of the Board. The Chief Operating Officer shall perform such other duties, consistent with his office, as from time to time may be assigned to him by the Board, the Chief Executive Officer or the President.

       SECTION 11. THE VICE PRESIDENT. At the request of the President or in case of the absence or inability to act of the President, one of the Vice Presidents who shall be designated for that purpose by the Board shall perform the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. Each Vice President shall have such powers and perform such other duties as may from time to time be assigned to him by the Board or by the President.

       SECTION 12.             THE SECRETARY.  The Secretary shall:

       (a) Keep the minutes of the meetings of the shareholders and of the Board in books provided for that purpose.

       (b) See that all notices are duly given in accordance with the provisions of this Code of Regulations and as required by law.

       (c) Be custodian of the records and of the seal of the Company and see that the seal is affixed to all documents, the execution of which on behalf of the Company under its seal is duly authorized in accordance with the provisions of this Code of Regulations.

       (d) Cause to be kept a register of the post office address of each shareholder, and cause to be made all proper changes in such register.

       (e) In general, perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the Board or by the President.

       SECTION 13.             THE ASSISTANT SECRETARY.  At the request of the

Secretary, or in his absence or disability, an Assistant Secretary shall perform all of the duties of the Secretary, and when so acting he shall have all of the powers of, and be subject to all of the restrictions upon, the Secretary. He shall perform such other duties as may from time to time be assigned to him by the Board, by the President or by the Secretary.

       SECTION 14. THE TREASURER. The Treasurer shall give bond for the faithful discharge of his duties in such sum and with such sureties as the Board shall require. He shall:

       (a) Have the charge and custody of, and be responsible for, all funds and securities of the Company, and deposit all such funds in the name of the Company in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of this Code of Regulations.

       (b) At all reasonable times exhibit to the Board his books of account and records, and cause to be exhibited the books of account and records of any corporation a majority of whose stock is owned by this Company, where such books and records are kept.

       (c) Render a statement of the condition of finances of the Company at all regular meetings of the Board and a full financial report at the annual meeting of the shareholders, if called upon to do so.


 (d)     Receive, and give receipt for, moneys due and payable to the Company from any source whatsoever.

       (e) In general, perform all of the duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the Board or by the President.

       SECTION 15. THE ASSISTANT TREASURER. At the request of the Treasurer, or in his absence or disability, an Assistant Treasurer shall perform all of the duties of the Treasurer, and, when so acting, he shall have all of the powers of, and be subject to all of the restrictions upon, the Treasurer. He shall perform such other duties as may from time to time be assigned to him by the Board, by the President or by the Treasurer, and shall have a bond for the faithful discharge of his duties, in such sum and with such sureties as the Board shall require.

                                   ARTICLE VI

              CONTRACTS; LOANS; CHECKS; DRAFTS; DEPOSITS; PROXIES

       SECTION 1. EXECUTION OF CONTRACTS. Except as otherwise provided by law or this Code of Regulations, the Board may authorized any officer or agent of the Company to enter into any contract or execute and deliver any instrument in the name and on behalf of the Company, and such authority may be general or confined to specific instances; and, unless so authorized by the Board or this Code of Regulations, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement, to pledge its credit, or to render it pecuniarily liable for any purpose or to any amount except as may be necessary to enable the Company to carry on its business in the ordinary course thereof.

       No contract or other transaction between the Company and one or more of its Directors or officers shall be invalid or otherwise affected by the fact that any Director or officer has a pecuniary or other interest in such contract or transaction; and any such Director may be counted in determining the existence of a quorum at any meeting of the Board of Directors for the purpose of authorizing or ratifying such contract or transaction with like force and effect as if he were not so interested. No contract or other transaction between this corporation and any other corporation, firm or person shall be affected by the fact that any Director or officer of this corporation is a Director or officer of such other corporation or is otherwise connected with such other corporation, firm or person or is otherwise interested in such contract or transaction; and any such Director may be counted in determining a quorum and may vote to authorize or ratify such contract or transaction with like force and effect as if he were not so interested.

       SECTION 2. LOANS. No loans shall be contracted on behalf of the Company and no negotiable paper shall be issued in its name unless authorized by the Board. When so authorized, any officer or agent of the Company may effect loans and advances at any time for the Company from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and delivery promissory notes or other evidences of indebtedness of the Company and, when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Company may mortgage, pledge, hypothecate or transfer any real or personal property at any time held by the Company and to that end execute instruments of mortgage or pledge or otherwise transfer said property. Such authority may be general or confined to specific instances.

       SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such person or persons and in such manner as shall from time to time be determined by the Board.

       SECTION 4. DEPOSITS. All funds of the Company shall be deposited to the credit of the Company under such conditions and in such banks, trust companies or other depositaries as the Board may designate or as may be designated by any officer or officers or agent or agents of the Company to whom such power may from time to time be delegated by the Board, and for the purposes of such deposit any person or persons to whom such power is so delegated may endorse, assign and deliver checks, drafts and other orders for the payment of moneys which are payable to the order of the Company.

       SECTION 5. PROXIES. Unless otherwise provided by the Board, the President may from time to time appoint any attorney or attorneys or agent or agents of the Company in the name and on behalf of the Company to cast the votes which the Company may be entitled to cast as a shareholder or otherwise in any other corporation any of whose stock or other securities are held by the Company at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Company and under its seal such written proxies or other instruments as he may deem necessary or proper in the premises.

                                  ARTICLE VII

                          SHARES; EXAMINATION OF BOOKS

       SECTION 1. CERTIFICATES OF STOCK. Every shareholder shall be entitled to a certificate or certificates in such form as shall be approved by the Board. Such certificates shall be numbered in the order of their issue and shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. The signatures of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, other than the Company itself or an employee of the Company. In case any such officer who shall have signed, or whose facsimile signature shall have been placed upon, such certificate shall have ceased to be such officer before such certificates is issued, it may be issued by the Company with the same force and effect as if such officer had not ceased to be such at the date of its issue. Every certificate exchanged or returned to the Company shall be marked "Cancelled" with the date of cancellation.

       SECTION 2. TRANSFER OF STOCK. Except as otherwise provided by law or as hereinafter provided in the case of the loss, destruction or mutilation of certificates, no transfer of stock shall be entered upon the stock books of the Company until the previous certificate, if any, given for the same shall have been surrendered and cancelled. A person in whose name shares of stock stand on the books of the Company shall be deemed the owner thereof as regards the Company for all purposes. The Board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Company as is permitted by law.

       SECTION 3. LOST, DESTROYED OR MUTILATED CERTIFICATES. The holder of any stock of the Company shall immediately notify the Company of any loss, destruction or mutilation of the certificate therefor, and the Board may, in its discretion, cause a new certificate or certificates to be issued to him upon the surrender of the mutilated certificate or, in case of the loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and if the Board shall so determine, upon the deposit of a bond in such form and amount (not exceeding double the value of the stock represented by such certificate) and with such surety or sureties as the Board may require.

                                  ARTICLE VIII

                                   DIVIDENDS

       Subject to the provisions of the Articles of Incorporation and the laws of the State of Ohio, the Board may declare dividends whenever, and in such amounts as, in its opinion, the condition of the affairs of the Company shall render advisable. The Board, in its discretion, may use and apply any of the surplus or net profits as a reserve fund to meet contingencies or for the purpose of maintaining or increasing the property or business of the Company or for any other purposes which it may think conducive to the best interest of the Company.





                                   ARTICLE IX

                                      SEAL

 The Board shall provide a seal for the Company which shall be in such form as the Board shall provide.

                                   ARTICLE X

                                   AMENDMENTS

       Except as otherwise provided by the Articles of Incorporation or the laws of the State of Ohio, the Board shall have power to make, alter, amend or repeal this Code of Regulations by a vote of the majority of the Directors then in office at any regular meeting or at any special meeting thereof, if notice of intention to make, alter, amend or repeal such Code of Regulations, in whole or in part, or to adopt a new Code of Regulations, shall have been given in the notice calling such meeting, provided, however, that notice is not required if all members of the Board unanimously vote for such change.